UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                         Commission file number 33-10236

                           BAYWOOD INTERNATIONAL, INC.

               (Exact Name of registrant as specified in charter)

                         ------------------------------

            Nevada                                        77-0125664
        --------------                                    ----------
(State or other jurisdiction of                           (I.R.S. Employer
 Incorporation or organization)                           Identification Number)


14950 N. 83rd Place, Suite 1
Scottsdale, Arizona                                       85260
Address of Principal Executive Office)                    (Zip Code)

                        1996 Incentive Stock Option Plan
                        --------------------------------

                            (Full Title of the Plan)

                                 (602) 951-3956
               (Registrant's Telephone Number,Including Area Code)


               Jon A. Titus, Esq., TITUS, BRUECKNER & BERRY, P.C.
           Scottsdale Centre, Suite B-252, 7373 North Scottsdale Road
                         Scottsdale, Arizona 85253-3527
                     (Name and Address of Agent for Service)

                                   (COPIES TO)
                               Jon A. Titus, Esq.
                         TITUS, BRUECKNER & BERRY, P.C.
                         Scottsdale Centre, Suite B-252
                           7373 North Scottsdale Road
                         Scottsdale, Arizona 85253-3527
                                 (602) 483-9600

Title of                  Amount to be           Proposed maximum          Proposed maximum          Amount of
Securities to be          registered             offering price            aggregate                 registration fee
registered                                       per share(1)              offering price(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock              700,000                See (1) below             $311,500                  $100.00
---------------------------------------------------------------------------------------------------------------------

(1) The price is calculated in accordance with Rules 457(h)(1) and 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The maximum offering price is calculated by multiplying the number of shares authorized to be issued under the Plan (500,000) by the average bid and ask price as quoted on the OTC Bulletin Board on November 20, 1996 ($0.415), and by adding the aggregate price of Harvey Turner's option shares (200,000 shares times an exercise price of $0.52 per share).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

Baywood International, Inc. (the "Registrant" or "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the
"Commission"):

         a. The Company's Registration Statement on Form S-8, filed with the Commission on July 24, 1995, Commission File Number 33-94902;

         b. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, as amended on Form 10-KSB/A;

         c. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996.

All reports and other documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

ITEM 8.           EXHIBITS

         1. Opinion and Consent of Titus, Brueckner & Berry, P.C.

         2. Baywood International, Inc. 1996 Incentive Stock Option Plan

         3. Stock Option Agreement between Registrant and Harvey Turner

ITEM 9.           UNDERTAKINGS

(a)      Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      Filings Incorporating Subsequent Exchange Act Documents by Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)      Filing of Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, City of Scottsdale, State of Arizona, on November 21, 1996.

                                   BAYWOOD INTERNATIONAL, INC.



                                   By /s/ Harvey Turner
                                      --------------------
                                   Harvey Turner, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature and Title                                                Date
    -------------------                                                ----


/s/ Harvey Turner                                                      11/21/96
----------------------------------------                               ---------
Harvey Turner
President, Chairman of the Board,
Director, and Chief Executive Officer


/s/ Neil Reithinger                                                    11/21/96
----------------------------------------                               ---------
Neil Reithinger
Secretary, Treasurer, Chief Financial
Officer, and Controller


/s/ Karl Rullich                                                       11/21/96
----------------------------------------                               ---------
Karl Rullich, Director


/s/ William Brin                                                       11/21/96
----------------------------------------                               ---------
William Brin, Director


/s/ Glen Holt                                                          11/21/96
----------------------------------------                               ---------
Glen Holt, Director